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Exhibit 10.13

MERRILL CORPORATION
INCOME DEFERRAL PLAN

As Adopted Effective August 1, 1995

MERRILL CORPORATION
INCOME DEFERRAL PLAN

Table of Contents

ARTICLE 1	Description	1
1.1	Plan Name	1
1.2	Plan Purpose	1
1.3	Plan Type	1
ARTICLE 2	Participation	2
2.1	Eligibility	2
2.2	Transfer Among Participating Employers	2
2.3	Multiple Employment	3
2.4	Termination or Ceasing to be a Qualified Employee	3
2.5	Condition of Participation	3
2.6	Termination of Participation	3
ARTICLE 3	Benefits	4
3.1	Participant Accounts	4
3.2	Deferral Credits	4
3.3	Employer Credit	6
3.4	Earnings Credits	6
3.5	Vesting	6
ARTICLE 4	Distribution	7
4.1	Distribution to Participant	7
4.2	Distribution to Beneficiary	10
4.3	Payment in Event of Incapacity	12
ARTICLE 5	Source of Payments; Nature of Interest	13
5.1	Establishment of Trust	13
5.2	Source of Payments	13
5.3	Status of Plan	13
5.4	Non-assignability of Benefits	14
ARTICLE 6	Adoption, Amendment, Termination	15
6.1	Adoption	15
6.2	Amendment	15
6.3	Termination of Participation	15
6.4	Termination	16

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ARTICLE 7	Definitions, Construction and Interpretation	17
7.1	Account	17
7.2	Active Participant	17
7.3	Administrator	17
7.4	Affiliated Organization	17
7.5	Annual Bonus	17
7.6	Base Salary	17
7.7	Beneficiary	18
7.8	Board	18
7.9	Change in Control	18
7.10	Code	19
7.11	Commissions	19
7.12	Company	19
7.13	Cross Reference	19
7.14	Effective Date	19
7.15	Employee	19
7.16	ERISA	20
7.17	Governing Law	20
7.18	Headings	20
7.19	Number and Gender	20
7.20	Participant	20
7.21	Participating Employer	20
7.22	Plan	20
7.23	Plan Year	20
7.24	Plan Rules	20
7.25	Retirement Age	20
7.26	Qualified Employee	20
7.27	Termination of Employment	20
7.28	Trust	20
7.29	Trustee	21
7.30	Unforeseeable Emergency	21
ARTICLE 8	Administration	22
8.1	Administrator	22
8.2	Plan Rules	22
8.3	Administrator's Discretion	22
8.4	Specialist's Assistance	22
8.5	Indemnification	22
8.6	Benefit Claim Procedure	22
8.7	Disputes	23
ARTICLE 9	Miscellaneous	24
9.1	Withholding and Offsets	24
9.2	Other Benefits	24
9.3	No Warranties Regarding Tax Treatment	24
9.4	No Employment Rights Created	24
9.5	Successors	24

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MERRILL CORPORATION
INCOME DEFERRAL PLAN

ARTICLE 1
Description

1.1
Plan Name.    The name of the Plan is the "Merrill Corporation Income Deferral Plan."

1.2
Plan Purpose.    The purpose of the Plan is to provide Active Participants with the opportunity to defer receipt of a portion of the Base Salary, Annual Bonus and Commissions that would otherwise be payable to them.

1.3
Plan Type.    The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and, as such, is intended to be exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I of ERISA by operation of sections 201(2), 301(a)(3) and 401(a)(4) thereof, respectively, and from the provisions of Title IV of ERISA, to the extent otherwise applicable, by operation of section 4021(b)(6) thereof. The Plan is also intended to be unfunded for tax purposes. The Plan will be construed and administered in a manner that is consistent with and gives effect to the foregoing.

ARTICLE 2
Participation

2.1
Eligibility.

(A)
Prior to the beginning of each Plan Year, the Administrator will determine which Qualified Employees, if any, are eligible to make deferral elections pursuant to Section 3.2 with respect to the Plan Year.

(B)
At any time during a Plan Year, the Administrator may determine that a Qualified Employee who became such after the beginning of the Plan Year is eligible to make a deferral election pursuant to Section 3.2 with respect to the remainder of the Plan Year.

(C)
The fact that an Employee has been eligible to make deferral elections with respect to any particular Plan Year does not give the Employee any right to make deferral elections in any other Plan Year.

(D)
An Active Participant who, pursuant to Section 3.2(B)(3), has revoked an Annual Bonus deferral election in connection with an Unforseeable Emergency is not eligible to elect additional deferrals (of Base Salary, Annual Bonus or Commissions) with respect to the remainder of the Plan Year during which the revocation occurs or the immediately following Plan Year. A Participant who has received a distribution pursuant to Section 4.1(D)(3) is not eligible to elect additional deferrals (of Base Salary, Annual Bonus or Commissions) with respect to the Plan Year during which the distribution is received or the four immediately following Plan Years. In either case, however, for the Plan Year during which the revocation or distribution occurs, the Participant's Account will be credited with the amount, if any, determined pursuant to Section 3.3 based on his or her deferrals for the portion of the Plan Year preceding the revocation or distribution.

(E)
In conjunction with his or her initial election to participate in the Plan, a Participant must elect whether his or her distribution made pursuant to Section 4.1(A)(2) following his or her disability or termination of employment on or after attaining Retirement Age will (1) be made or commence within 60 days after the determination that he or she is disabled or his or her termination of employment or within the first 60 days of the following calendar year and (2) be made in the form of a lump sum payment or installments. Such elections are irrevocable and apply to all benefits distributed to the Participant pursuant to the Plan.

2.2
Transfer Among Participating Employers.    An Active Participant who transfers employment from one Participating Employer to another Participating Employer and who continues to be a Qualified Employee after the transfer will, for the duration of the Plan Year during which the transfer occurs, continue to participate in the Plan, in accordance with the election in effect for the portion of the Plan Year before the transfer, as a Qualified Employee of such other Participating Employer.

2.3
Multiple Employment.    An Active Participant who is simultaneously employed as a Qualified Employee with more than one Participating Employer will participate in the Plan as a Qualified Employee of all such Participating Employers on the basis of a single deferral election pursuant to Section 3.2 applied separately to his or her Base Salary, Annual Bonus and Commissions from each such Participating Employer.

2.4
Termination or Ceasing to be a Qualified Employee.    An Active Participant who, during a Plan Year, terminates his or her employment with all Participation Employers or is determined by the Administrator to have otherwise ceased to be a Qualified Employee is not eligible for further deferral credits for the Plan Year pursuant to Section 3.2 other than such credits relating to Base Salary and Commissions with respect to the period prior to such termination or cessation.

2.5
Condition of Participation.    Each Qualified Employee, as a condition of participation, is bound by all the terms and conditions of the Plan and the Plan Rules, including but not limited to the reserved right of the Company to amend or terminate the Plan and the provisions of Sections 4.1(D)(4) and 8.7, and must furnish to the Administrator such pertinent information, and must execute such election forms and other instruments, as the Administrator or Plan Rules may require by such dates as the Administrator or Plan Rules may establish.

2.6
Termination of Participation.    A Participant will cease to be such as of the date on which he or she is not then eligible to make deferrals and his or her entire Account balance has been distributed.

ARTICLE 3
Benefits

3.1
Participant Accounts.    The Administrator will establish and maintain an Account for each Participant to evidence amounts credited with respect to the Participant pursuant to Sections 3.2, 3.3 and 3.4. If a Participant makes deferrals with respect to Base Salary, Annual Bonus or Commissions from more than one Participating Employer, the Administrator will establish a separate Account for the Participant with respect to each such Participating Employer.

3.2
Deferral Credits.

(A)
Base Salary deferrals will be made in accordance with the following rules:

(1)
An Active Participant may elect to defer a portion of his or her Base Salary for a Plan Year from a minimum percentage or dollar amount to a maximum percentage or dollar amount, as specified in Plan Rules. Any percentage so elected will automatically apply to the Participant's Base Salary as adjusted from time to time.

(2)
An election made pursuant to this subsection will not be effective unless it is made on a properly completed election form received by the Administrator by a date specified by the Administrator which is prior to the first day of the Plan Year to which the election relates or, in the case of an Active Participant who is determined by the Administrator to be eligible to participate for a Plan Year pursuant to Section 2.1(B), within 30 days after the Administrator's determination.

(3)
An Active Participant may revoke a deferral election made pursuant to this subsection at any time. The revocation will be effective as soon as administratively practicable after the Administrator receives a properly completed revocation form. Upon making a revocation, the Active Participant will be unable to make further deferrals of Base Salary until the first following Plan Year in which he or she is again determined by the Administrator to be eligible to make deferrals.

(4)
Any election or revocation pursuant to this subsection applies only to Base Salary relating to services performed after the effective date of the election or revocation.

(B)
Annual Bonus deferrals will be made in accordance with the following rules:

(1)
An Active Participant who is determined by the Administrator to be eligible to participate for a Plan Year pursuant to Section 2.1(A) may elect to defer a portion of his or her Annual Bonus for the Plan Year from a minimum percentage or dollar amount to a maximum percentage or dollar amount, as specified in Plan Rules. An Active Participant who is determined by the Administrator to be eligible to participate for a Plan Year pursuant to Section 2.1(B) may, if and to the extent specified by the

      Administrator in conjunction with such determination, elect to defer a portion of his or her Annual Bonus for the Plan Year.

    (2)
    An election made pursuant to this subsection will not be effective unless it is made on a properly completed election form received by the Administrator by a date specified in Plan Rules but not later than October 31 of the Plan Year to which the Annual Bonus relates.

    (3)
    An election pursuant to this subsection is irrevocable after the latest date by which it must be received by the Administrator to be effective; provided, first, that an Active Participant may revoke a deferral election made pursuant to this subsection in connection with an Unforeseeable Emergency in which case no further deferrals (of Base Salary, Annual Bonus or Commissions) will be made with respect to the Participant for the remainder of the Plan Year in which the revocation is made and the next following Plan Year; and, second, that if a Participant terminates employment with all Affiliated Organizations or otherwise ceases to be a Qualified Employee before the date as of which an Annual Bonus deferral is credited to his or her Account, other than in connection with a divestiture contemplated by Section 4.1(D)(2) in which the Participant is covered in a successor plan, the deferral election with respect to such Annual Bonus will automatically be revoked as of the date of the Participant's termination of employment or on which he or she ceases to be a Qualified Employee, as the case may be.

  (C)
  Commission Deferrals will be made in accordance with the following rules:

  (1)
  An Active Participant may elect to defer a portion of his or her Commissions for the Plan Year from a minimum percentage or dollar amount to a maximum percentage or dollar amount, as specified in Plan Rules. Plan Rules may provide that only Commissions in excess of annual draw or other prescribed levels are eligible for deferral.

  (2)
  An election pursuant to this subsection will not be effective unless it is made on a properly completed election form received by the Administrator by a date specified by the Administrator which is prior to the first day of the Plan Year to which the election relates or, in the case of an Active Participant who is determined by the Administrator to be eligible to participate for a Plan Year pursuant to Section 2.1(B), within 30 days after the Administrator's determination.

  (3)
  An Active Participant may revoke a deferral election made pursuant to this subsection with respect to a Plan Year at any time prior to October 1 of the Plan Year. The revocation will be effective as of the last day of the third month beginning after the Administrator receives a properly completed election form. Upon making a revocation, the Active Participant will be unable to make further deferrals of Commissions until the first following Plan Year in which he or she is again determined by the Administrator to be eligible to make deferrals.

  (D)
  Notwithstanding Subsections (A), (B) and (C), Plan Rules may impose conditions and limitations on participation by any Qualified Employee or any group of similarly situated Qualified Employees including, but not limited to, aggregate maximum deferrals on all types of compensation.

  (E)
  Reductions of an Active Participant's Base Salary, Annual Bonus and Commissions pursuant to this section will be credited to his or her Account as of the day on which the Participant would have otherwise received the Base Salary, Annual Bonus or Commissions but for his or her deferral election to this section.

3.3
Employer Credit.    The Account of an Active Participant who is eligible to share in the allocation of a Participating Employer's contribution for a Plan Year pursuant to the Merrill Corporation Retirement Plan will be credited with an amount equal to the amount, if any, by which (a) the amount of the contribution that would have been allocated to his or her account under the Retirement Plan for the Plan Year but for deferrals made pursuant to this Plan exceeds (b) the amount of the contribution actually allocated to his or her account under the Retirement Plan for the Plan Year. The Account will be credited as of the first day of the month next following the month during which the Participating Employer's Retirement Plan contribution is made in full.

3.4
Earnings Credits.    As of the last day of each semi-monthly payroll period, the Administrator will, in accordance with Plan Rules, credit a Participant's Account, including the undistributed portion of an Account being distributed in the form of installment payments, with earnings in an amount equal to the "applicable percentage" of the balance of the Account as of the first day of the payroll period. Except as provided in Section 4.1(D)(4) and subject to Section 6.2, the applicable percentage for a given semi-monthly payroll period is the semi-monthly equivalent of the annual yield set forth for the month during which the payroll period begins in the Moody's Bond Record, published by Moody's Investor's Service, Inc. (or any successor thereto) under the heading of "Moody's Corporate Bond Yield Averages—Av. Corp." or, if such yield is no longer available, a substantially similar average selected by the Administrator.

3.5
Vesting.    Each Participant always has a fully vested nonforfeitable interest in his or her Account.

ARTICLE 4
Distribution

4.1
Distribution to Participant.

(A)
Form.

(1)
Termination Prior to Retirement Age.    If a Participant terminates employment prior to attaining Retirement Age, distribution to the Participant will be made in the form of five annual installment payments made on or around the same date in each of five consecutive calendar years.

(2)
Disability or Termination on or After Retirement Age.    If a Participant

(a)
is determined by the Administrator to be absent from active employment because he or she has an illness, injury or disease that is likely to be of long or indefinite duration or result in death or

(b)
terminates employment on or after attaining Retirement Age.

      distribution to the Participant will be made in the form of five annual installment payments made on or around the same date in each of five consecutive calendar years, unless, in conjunction with his or her initial enrollment in the Plan, the Participant makes an irrevocable election to receive his or her distribution in the form of a lump sum payment.

  (B)
  Time.    Distribution to a Participant pursuant to Subsection (A)(1) will commence within the 180-day period following the date on which the Participant terminates employment. Distribution to a Participant pursuant to Subsection (A)(2) will be made or commence within (1) the 60-day period following the date on which the Participant is determined to be disabled or terminates employment or (2) the first 60 days of the calendar year following the calendar year during which he or she is determined to be disabled or terminates employment if the Participant so elected in conjunction with his or her initial enrollment in the Plan.

  (C)
  Amount.    If distribution is made in the form of a lump sum payment, the amount of the payment will be equal to the balance of the Participant's Account as of the last day of the semi-monthly payroll period immediately preceding the date of the distribution increased by the amount of any subsequent credit pursuant to Section 3.3. If distribution is made in the form of installment payments, the amount of the payment each year will be determined by dividing the Participant's Account balance as of the last day of the semi-monthly payroll period immediately preceding the payment date by the total number of remaining payments (including the payment in question).

  (D)
  Special Rules.    The provisions of this subsection apply notwithstanding Subsection (A), (B) or (C) or any election by a Participant to the contrary.

    (1)
    Nondeductibility.    If the Administrator determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant by an Affiliated Organization for a taxable year of the Affiliated Organization would not be deductible by the Affiliated Organization solely by reason of the limitation under Code section 162(m), to the extent deemed necessary by the Administrator to ensure that the entire amount of any distribution to the Participant is deductible, the Administrator may defer all or any portion of the distribution. Any amounts deferred pursuant to this subsection will continue to be credited with earnings in accordance with Section 3.4. The deferred amounts and earnings thereon will be distributed to the Participant, or to his or her Beneficiary in the case of the Participant's death, at the earliest possible date, as determined by the Administrator in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Affiliated Organization during which the distribution is made will not be limited by Code section 162(m).

    (2)
    Divestitures.

    (a)
    If some or all of the assets of a Participating Employer are sold or otherwise disposed of to an unrelated third party, the Administrator may, but is not required to, cause to be distributed the Account of any Participant whose employment with all Affiliated Organizations is terminated in connection with the sale or disposition unless the acquiror adopts a successor plan which is substantially similar to the Plan in all material respects and expressly assumes the Participating Employer's obligation to provide benefits to the Participant, in which case the Participating Employer will cease to have any obligation to provide benefits to the Participant pursuant to the Plan as of the effective date of the assumption. Any such distribution will be made in the form of a lump sum payment as soon as administratively practicable after the date of the sale or disposition. The amount of the payment will be determined in accordance with Subsection (C).

    (b)
    If a Participating Employer ceases to be an Affiliated Organization, unless otherwise provided in an agreement between an Affiliated Organization and the Participating Employer or an Affiliated Organization and an unrelated third-party acquiror

    (i)
    a Participant who is employed with the Participating Employer or

    (ii)
    a Participant who is not employed with the Participating Employer bus has an Account balance attributable to the Participating Employer will not become entitled to his or her Account balance attributable to the Participating Employer solely as a result of the cessation and the Participating Employer will, after the date on which it ceases to be an Affiliated Organization, continue to be solely responsible to provide benefits to the Participant at least equal to the balance of the Account as of the effective date of the cessation and as thereafter increased by deferral credits relating to the period before the effective date and earnings credits pursuant to Section 3.4.

    (3)
    Withdrawals Due to Unforeseeable Emergency.    A distribution will be made to a Participant if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an Unforeseeable Emergency. The amount of the distribution may no t exceed the lesser of (a) the amount necessary to satisfy the emergency, as determined by the Administrator or (b) the balance of the Account as of the date of the distribution determined in accordance with Subsection (C). The distribution will be made in the form of a lump sum payment as soon as administratively practicable after the Administrator's determination that the Participant has experienced an Unforeseeable Emergency.

    (4)
    Effect of Competition.

    (a)
    If, at any time, the Administrator has reason to believe that a Participant is competing with an Affiliated Organization, the Administrator will temporarily suspend any distributions to which the Participant would otherwise be entitled pursuant to the Plan. The Administrator will promptly inform the Participant of the suspension and provide the Participant with a reasonable opportunity to establish to the Administrator's reasonable satisfaction that he or she is not competing with an Affiliated Organization. Within a reasonable period of time thereafter, the Administrator will make a final determination as to whether the Participant is competing with an Affiliated Organization based on the information then available to the Administrator and will communicate the final determination to the Participant.

    (b)
    If the Administrator's final determination is that the Participant is not competing with an Affiliated Organization, the Administrator will lift the suspension on distributions. If the Participant would have received a lump sum distribution during the suspension period but for the suspension, distribution to the Participant will be made within the 60-day period following the date on which the Administrator lifts the suspension in the form of a lump sum payment in an amount equal to the balance of the Participant's Account as of the last day of the semi-monthly payroll period immediately preceding the date of the distribution. If the Participant would have received one or more installment payments during the suspension period but for the suspension, within the 60-day period following the date on which the Administrator lifts the suspension, the Participant will receive a distribution equal to the balance of his or her Account as of the last day or the semi-monthly payroll period immediately preceding the date of the distribution multiplied by a fraction, the numerator of which is the number of missed payments and the denominator of which is the number of remaining annual installment payments immediately before the suspension. Thereafter, any remaining installment payments will be paid as if the suspension had not occurred. If the Participant would not have otherwise received a distribution during the suspension period, distribution to the Participant will be made or commence following the date on which the suspension is lifted in accordance with the foregoing subsections of this section.

      (c)
      If the Administrator's final determination is that the Participant is competing with an Affiliated Organization, notwithstanding any other provision of the Plan or election by the Participant to the contrary, distribution to the Participant will be made in a lump sum payment on or as soon as administratively practicable after the earlier of (i) his or her sixty-fifth birthday (ii) the seventh anniversary of the date of the Administrator's final determination or (iii) his or her death, unless the Administrator, in its discretion, causes the distribution to be made at an earlier date. Beginning as of the month first following the date of the Administrator's final determination and through the date of the distribution, the amount of earnings that will be credited to the Participant Account will be 50 percent of the amount that would otherwise be credited pursuant to Section 3.4.

      (d)
      For purposes of applying this clause, a Participant will be deemed to be competing with an Affiliated Organization if the Administrator determines in good faith that the Participant, directly or indirectly, alone or as a partner, officer, director, shareholder, sole proprietor, employee or consultant of any other firm or entity, is or intends to engage in any commercial activity in competition with any part of the business of any Affiliated Organization as conducted at the time in question. For purposes of applying the foregoing, "shareholder" does not include beneficial ownership of less than one percent of the combined voting power of all issued and outstanding voting securities of a publicly held corporation the stock of which is traded on a major stock exchange or quoted on NASDAQ.

  (E)
  Reduction of Account Balance.    The balance of the Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

4.2
Distribution to Beneficiary.

(A)
Form.    In the event of a Participant's death, the balance of the Participant's Account will be distributed to the Participant's Beneficiary in a lump sum payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death.

  (B)
  Time.    Distribution to a Beneficiary will be made within 60 days after the date on which the Administrator receives notice of the Participant's death.

  (C)
  Amount.    The amount of the payment will be determined in accordance with Section 4.1(C).

  (D)
  Reduction of Account Balance.    The balance of the Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

  (E)
  Beneficiary Designation.

  (1)
  A Participant may designate, on a form furnished by the Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of his or her Account after his or her death, and the Participant may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Administrator during the Participant's lifetime. No designation of a Beneficiary other than the Participant's spouse is effective unless the spouse consents to the designation or the Administrator determines that spousal consent cannot be obtained because the spouse cannot reasonably be located or is legally incapable of consenting. The consent must be in writing, must acknowledge the effect of the election and must be witnessed by a notary public. The consent is effective only with respect to the Beneficiary or class of Beneficiaries so designated and only with respect to the spouse who so consented.

  (2)
  If a Participant—

  (a)
  fails to designate a Beneficiary, or

  (b)
  revokes a Beneficiary designation without naming another Beneficiary, or

  (c)
  designates one or more Beneficiaries none of whom survives the Participant or exists at the time in question,

      for all or any portion of his or her Account, such Account or portion will be paid to the Participant's surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant's estate.

    (3)
    The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

4.3
Payment in Event of Incapacity.    If any individual entitled to receive any payment under the Plan is, in the judgment of the Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Administrator: the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual's spouse, children, parents, or other relatives by blood or marriage. The Administrator is not required to see to the proper application of any such payment and the payment completely discharges all claims under the Plan against the Participating Employer, the Plan and Trust to the extent of the payment.

ARTICLE 5
Source of Payments; Nature of Interest

5.1
Establishment of Trust

(A)
A Participating Employer May establish a Trust, or may be covered by a Trust established by another Participating Employer, with an independent corporate trustee. The Trust must be a grantor trust that conforms substantially with the model trust described in Revenue Procedure 92-64. The Participating Employers may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

(B)
Notwithstanding Subsection (A), not later than the effective date of a Change in Control, each Participating Employer must transfer to the Trust an amount not less than the amount by which (1) 125 percent of the aggregate balance of all Participant's Accounts attributable to the Participating Employer as of the last day of the month immediately preceding the effective date of the Change in Control exceeds (2) the value of the Trust assets attributable to amounts previously contributed by the Participating Employer as of the most recent date as of which such value was determined.

5.2
Source of Payments.

(A)
Each Participating Employer will pay, from its general assets, the portion of any benefit pursuant to Article 4 or Section 6.3 or 6.4 attributable to a Participant's Account with respect to that Participating Employer, and all costs, charges and expenses relating thereto.

(B)
The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of a Participating Employer's obligations under the Plan in accordance with the terms of the Trust. The Participating Employer is responsible for paying any benefits attributable to a Participant's Account with respect to that Participating Employer that are not paid by the Trust.

(C)
To the extent a Participating Employer other than the Company fails for any reason to pay any benefit pursuant to the Plan when it is due and the benefit is not paid by the Trustee from the Trust, the Company will pay the unpaid portion of the benefit in accordance with the terms of the Plan as if it were the Participating Employer obligated to pay the benefit pursuant to Subsection (A).

5.3
Status of Plan.    Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of this Plan, the Participant's or other person's only interest under the Plan being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Participating Employers, and no Participant has any interest in the assets of the Trust. To the extent the Participant or any other person acquires a right to receive benefits under this Plan, such right is no greater than the right of any unsecured general creditor of the Participating Employer.

5.4
Non-assignability of Benefits.    The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

ARTICLE 6
Adoption, Amendment, Termination

6.1
Adoption.    With the prior approval of the Administrator, an Affiliated Organization may adopt the Plan and become a Participating Employer by furnishings to the Administrator a certified copy of a resolution of its Board adopting the Plan.

6.2
Amendment.

(A)
The Company Reserves the right to amend the Plan at any time to any extent that it may deem advisable. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Company's Board and executed in the name of the Company by its President or a Vice President and attested by the Secretary or an Assistant Secretary.

(B)
An amendment adopted in accordance with Subsection (A) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment will have any retroactive effect so as to deprive any Participant, or the Beneficiary of a deceased Participant, of any benefit to which he or she is entitled under the terms of the Plan in effect immediately prior to the effective date of the amendment, determined in the case of a Participant who is employed by an Affiliated Organization, as if he or she had termined employment immediately prior to the effective date of the amendment.

(C)
Any amendment that changes the method of determining the earnings credited to Participants' Accounts pursuant to Section 3.4 is effective with respect to the portion of the Accounts attributable to credits made before the date on which the amendment is adopted only if the Company's Board determines in good faith that on that date, it is reasonably likely that, in the long run, the new method will not result in materially lower earnings credits that the old method.

(D)
The provisions of the Plan in effect at the termination of a Participant's employment will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

6.3
Termination of Participation.    Notwithstanding any other provision of the Plan to the contrary, if determined by the Administrator to be necessary to ensure that the Plan is exempt from ERISA to the extent contemplated by Section 1.3, or upon the Administrator's determination that a Participant's interest in the Plan has been or is likely to be includable in the Participant's gross income for federal income tax purposes prior to the actual payment of benefits pursuant to the Plan, the Administrator may take any or all of the following steps:

(a)
terminate the Participant's future participation in the Plan;

(b)
cause the Participant's entire interest in the Plan to be distributed to the Participant in the form of an immediate lump sum; and/or

(c)
transfer the benefits that would otherwise be payable pursuant to the Plan for all or any of the Participants to a new plan that is similar in all material respects (other than those which require the action in question to be taken).

6.4
Termination.    The Company reserves the right to terminate the Plan in its entirety at any time. Each Participating Employer reserves the right to cease its participation in the Plan at any time. The Plan will terminate in its entirety or with respect to a particular Participating Employer as of the date specified by the Company or such Participating Employer in a written instrument by its authorized officers to the Administrator, adopted in the manner of an amendment. Upon the termination of the Plan in its entirety or with respect to any Participating Employer, the Company or Participating Employer, as the case may be, will either cause (a) any benefits to which Participants have become entitled prior to the effective date of the termination to continue to be paid in accordance with the provisions of Article 4 or (b) the entire interest in the plan of any or all Participants, or the Beneficiaries of any or all deceased Participants, to be distributed in the form of an immediate lump sum payment.

ARTICLE 7
Definitions, Construction and Interpretation

The definitions and rules of construction and interpretation set forth in this article apply in construing the Plan unless the context otherwise indicates.

7.1
Account.    "Account" means the bookkeeping account or accounts maintained with respect to a Participant pursuant to Section 3.1.

7.2
Active Participant.    "Active Participant" with respect to a Plan Year is a Qualified Employee who the Administrator has determined pursuant to Section 2.1 is eligible to make deferrals pursuant to the Plan during the Plan Year, for the portion of the Plan Year during which he or she remains eligible.

7.3
Administrator.    The "Administrator" of the Plan is the Compensation Committee of the Company's Board or the person to whom administrative duties are delegated pursuant to the provisions of Section 8.1, as the context requires.

7.4
Affiliated Organization.    An "Affiliated Organization" is the Company and any corporation that is a member of a controlled group of corporations within the meaning of Code section 414(b) that includes the Company.

7.5
Annual Bonus.    "Annual Bonus" with respect to a Participant for a Plan Year means the discretionary annual cash bonus paid to the Participant by a Participating Employer during the April first following the Plan Year or that would have been so paid but for an election made pursuant to the Plan.

7.6
Base Salary.    "Base Salary" with respect to a Participant for a Plan Year means the regular cash remuneration for services rendered as a Qualified Employee paid to the Participant by a Participating Employer during the Plan Year or that would have been so paid but for an election made pursuant to the Plan, excluding the following:

(a)
any bonus;

(b)
the value of life insurance coverage included in the Participant's wages under Code section 79;

(c)
any car allowance, moving expense or mileage reimbursement;

(d)
any educational assistance payment;

(e)
any severance pay;

(f)
any payments under any qualified or nonqualified plan of deferred compensation;

(g)
any benefit under any qualified or nonqualified stock option or stock purchase plan; or

(h)
any other element of compensation specified in Plan Rules.

7.7
Beneficiary.    "Beneficiary" with respect to a Participant is the person designated or otherwise determined under the provisions of Section 4.2(E) as the distributee of benefits payable after the Participant's death. A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or right under the Plan until the Participant in question has died. A Beneficiary will cease to be such on the day on which all benefits to which he, she or it is entitled under the Plan have been distributed.

7.8
Board.    "Board" means the board of directors of the Affiliated Organization in question. When the Plan provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation by the board of directors in question.

7.9
Change in Control.

(A)
"Change in Control" is any of the following:

(1)
the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company, in one transaction or in a series of related transactions, to any person;

(2)
the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(3)
any person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (a) 20 percent or more, but not more than 50 percent, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the continuity directors or (b) more than 50 percent of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

(4)
a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing (a) 50 percent or more, but not more than 80 percent, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (b) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

(5)
the continuity directors cease for any reason to constitute at least a majority of the Company's board of directors; or

    (6)
    a change in control of the Company or a nature that would be required to be reported pursuant to section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

  (B)
  For purposes of this section:

  (1)
  a "continuity director" means any individual who is a member of the Company's board of directors on the Effective Date while he or she is a member of the board, and any individual who subsequently becomes a member of the Company's board of directors whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination);

  (2)
  "Exchange Act" is the Securities Exchange Act of 1934, as amended from time to time; and

  (3)
  "person" includes any individual, corporation, partnership, group, association or other "person," as such term is defined in section 14(d) of the Exchange Act, other than (i) the Company; (ii) any corporation at least a majority of whose securities having ordinary voting power for the election of directors is owned, directly or indirectly, by the Company; (iii) any other entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of the entity's governing body; or (iv) any benefit plan sponsored by the Company, a corporation described in clause (ii) or an entity described in clause (iii).

7.10
Code.    "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

7.11
Commissions.    "Commissions" with respect to a Participant for a Plan Year means cash commissions paid to the Participant by a Participating Employer during the Plan Year or that would have been so paid but for an election made pursuant to the Plan.

7.12
Company.    "Company" means Merrill Corporation.

7.13
Cross Reference.    References within a section of the Plan to a particular subsection refer to that subsection within the same section and references within a section or subsection to a particular clause refer to that clause within the same section or subsection, as the case may be.

7.14
Effective Date.    "Effective Date" means August 1, 1995.

7.15
Employee.    "Employee" is an individual who performs services as a common law employee of a Participating Employer.

7.16
ERISA.    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Any reference to a specific provision of ERISA includes a reference to that provision as it may be amended from time to time and to any successor provision.

7.17
Governing Law.    To the extent that state law is not preempted by the provisions of ERISA, or any other laws of the United States, all questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of law principles of the State of Minnesota or any other jurisdiction.

7.18
Headings.    The headings of articles and sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the Plan, the text will control.

7.19
Number and Gender.    Wherever appropriate, the singular may be read as the plural, the plural may be read as the singular and one gender may be read as the other gender.

7.20
Participant.    "Participant" is a current or former Active Participant to whose Account amounts have been credited pursuant to Article 3 and who has not ceased to be a Participant pursuant to Section 2.6.

7.21
Participating Employer.    "Participating Employer" is the Company and any other Affiliated Organization that has adopted the Plan, or all of them collectively, as the context requires. An Affiliated Organization will cease to be a Participating Employer upon a termination of the Plan as to its Employees and the satisfaction in full of all of its obligations under the Plan or upon its ceasing to be an Affiliated Organization.

7.22
Plan.    "Plan" means the Merrill Corporation Income Deferral Plan, as from time to time amended or restated.

7.23
Plan Year.    "Plan Year" means the period beginning on the Effective Date and ending on January 31, 1996 and, thereafter, the period beginning on February 1 of each calendar year and ending on January 31 of the following calendar year.

7.24
Plan Rules.    "Plan Rules" are rules, policies, practices or procedures adopted by the Administrator pursuant to Section 8.2.

7.25
Retirement Age.    "Retirement Age" means the earliest age at or after which a termination of employment is considered to be a retirement under policies of the Participating Employer in effect at the time of the termination of employment.

7.26
Qualified Employee.    "Qualified Employee" means an Employee who is considered to be a management or highly compensated employee under Plan Rules.

7.27
Termination of Employment.    An individual will be deemed to have terminated employment for purposes of the Plan only if he or she has completely severed his or her employment relationship with all Affiliated Organizations.

7.28
Trust.    "Trust" means any trust or trusts established by a Participating Employer pursuant to Section 5.1.

7.29
Trustee.    "Trustee" means the independent corporate trustee or trustees that at the relevant time has or have been appointed to act as Trustee of the Trust.

7.30
Unforeseeable Emergency.    "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the Participant's control resulting in a severe financial hardship that cannot be satisfied through other means. The existence of an unforeseeable emergency will be determined by the Administrator.

ARTICLE 8
Administration

8.1
Administrator.    The general administrator of the Plan and the duty to carry out its provisions is vested in the Compensation Committee of the Board. Such Committee may delegate such duty or any portion thereof to a named person and may from time to time revoke such authority and delegate it to another person.

8.2
Plan Rules.    The Administrator has the discretionary power and authority to make such Plan Rules as the Administrator determines to be consistent with the terms, and necessary or advisable in connection with the administration, of the Plan and to modify or rescind any such Plan Rules.

8.3
Administrator's Discretion.    The Administrator has the discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Administrator will treat all similarly situated persons uniformly.

8.4
Specialist's Assistance.    The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services. All costs of administering the Plan will be paid by the Participating Employers.

8.5
Indemnification.    The Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of any Affiliated Organization against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Participating Employers have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

8.6
Benefit Claim Procedure.

(A)
If a request for a benefit by a Participant or Beneficiary of a deceased Participant is denied in whole or in part, he or she may, not later than 30 days after the denial, file with the Administrator a written claim objecting to the denial.

(B)
The Administrator, not later than 90 days after receipt of such claim, will render a written decision to the claimant on the claim. If the claim is denied, in whole or in part, such decision will include the reason or reasons for the denial; a reference to the Plan provisions on which the denial is based; a description of any additional material or information, if any, necessary for the claimant to perfect his or her claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure.

  (C)
  The claimant may file with the Administrator, not later than 60 days after receiving the Administrator's written decision, a written notice of request for review of the Administrator's decision, and the claimant or his or her representative may thereafter review relevant Plan documents which relate to the claim and may submit written comments to the Administrator.

  (D)
  Not later than 60 days after receipt of such review request, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including a reference to the Plan's specific provisions where appropriate.

  (E)
  The foregoing 90 and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional 90 or 60 days, respectively, if special circumstances beyond the Administrator's control so require and notice of such extension is given to the claimant prior to the expiration of such initial 90 or 60-day period, as the case may be.

  (F)
  A Participant or Beneficiary must exhaust the procedure described in this section before making any claim of entitlement to benefits pursuant to the Plan in any court or other proceeding.

8.7
Disputes.

(A)
In the case of a dispute between a Participant or Beneficiary and a Participating Employer, the Administrator or other person relating to or arising from the Plan, the United States District Court for the District of Minnesota is a proper venue for any action initiated by or against the Participating Employer, Administrator or other person and such court will have personal jurisdiction over any Participant or Beneficiary named in the action.

(B)
Regardless of where an action relating to or arising from the Plan is pending, the law as stated and applied by the United States Court of Appeals for the Eighth Circuit or the United States District Court for the District of Minnesota will apply to and control all actions relating to the Plan brought against the Plan, a Participating Employer, the Administrator or any other person or against any Participant or Beneficiary.

ARTICLE 9
Miscellaneous

9.1
Withholding and Offsets.    The Participating Employers and the Trustee retain the right to withhold from any compensation, deferral and/or benefit payment pursuant to the Plan, any and all income, employment, excise and other tax as the Participating Employers or Trustee deems necessary and the Participating Employers may offset against amounts then payable to a Participant or Beneficiary under the Plan any amounts then owing to the Participating Employers by such Participant or Beneficiary.

9.2
Other Benefits.    Neither amounts deferred nor amounts paid pursuant to the Plan constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of a Participating Employer unless otherwise expressly provided thereunder.

9.3
No Warranties Regarding Tax Treatment.    The Participating Employers make no warranties regarding the tax treatment to any person of any deferrals or payments made pursuant to the Plan and each Participant will hold the Administrator and the Participating Employers and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the Plan.

9.4
No Employment Rights Created.    Neither the establishment of or participation in the Plan gives any Employee the right to continued employment or limits the right of the Participating Employer to discharge, transfer, demote, modify terms and conditions of employment or otherwise deal with any Employee without regard to the effect which such action might have on him or her with respect to the Plan.

9.5
Successors.    Except as otherwise expressly provided in the Plan, all obligations of the Participating Employers under the Plan are binding on any successor to the Participating Employer whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Participating Employer.

MERRILL CORPORATION
INCOME DEFERRAL PLAN

FIRST DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 6.2 of the Merrill Corporation Income Deferral Plan, the undersigned hereby amends the Plan in the manner described below.

1.
Section 3.3 of the Plan is amended to read as follows:

3.3
Employer Credit.    The Account of an Active Participant who is eligible to share in the allocation of a Participating Employer's "employer contribution" for a Plan Year pursuant to Section 3.3 of the Merrill Corporation 401(k) Incentive Savings Plan will be credited with an amount equal to the amount, if any, by which (a) the amount of the contribution that would have been allocated to his or her "employer contribution account" under the 401(k) Incentive Savings Plan for the Plan Year but for deferrals made pursuant to this Plan exceeds (b) the amount of the contribution actually allocated to his or her employer contribution account under the 401(k) Incentive Savings Plan for the Plan Year. The Account will be credited for a Plan Year as of the first day of the month next following the month during which the Participating Employer's employer contribution pursuant to Section 3.3 of the 401(k) Incentive Savings Plan for the Plan Year is made in full.

2.
Section 4.1(A) of the Plan is amended by adding a new clause (3) which reads as follows:

(3)
Small Amounts.    Notwithstanding clauses (1) and (2), if, as of the date on which distribution to a Participant would otherwise commence in the form of installment payments, the balance of the Participant's Account, determined in accordance with Subsection (C), is not more than $5000, distribution to the Participant will be made in the form of a lump sum payment.

3.
Section 4.1(B) of the Plan is amended to read as follows:

(B)
Time.    Distribution to a Participant pursuant to Subsection (A)(1) will commence within the 180-day period following the date on which the Participant terminates employment. Distribution to a Participant pursuant to Subsection (A)(2) will be made or commence within (1) the 60-day period following the date on which the Participant is determined to be disabled or terminates employment or (2) the first 60 days of the calendar year following the calendar year during which he or she is determined to be disabled or terminates employment if the Participant so elected in conjunction with his or her initial enrollment in the Plan. Distribution to a Participant pursuant to Subsection (A)(3) will be made on the date on which installment payments would have commenced but for Subsection (A)(3).

4.
Section 7.9 of the Plan is amended to add the following language:

(C)
A Change in Control will occur at the end of the effective term of the merger of Viking Merger Sub, Inc. with and into Merrill Corporation. In conjunction with the Change in Control, each Participating Employer will make a contribution to the Trust in accordance with Section 5.1(B). With respect to credits made pursuant to Section 3.2 after the Change in Control and related Earnings Credits pursuant to Section 3.3, Section 5.1(B) will not apply unless and until another Change in Control occurs.

The amendment set forth at item 1 above is effective as of February 1, 1998. The amendments set forth at items 2 and 3 above are effective as of February 1, 1999 and apply to all Participants, including Participants who terminated employment before February 1, 1999. If a Participant terminated employment prior to February 1, 1999 and as of the date of this instrument, the balance of his or her Account, determined in accordance with Section 4.1(C) of the Plan, is not more than $5000 and distribution to the Participant in the form of installment payments has not commenced, distribution to the Participant of a lump sum payment pursuant to Section 4.1(A)(3) of the Plan will be made by a date determined in accordance with Section 4.1(B) of the Plan or as soon as administratively practicable after the date of this instrument, whichever is later. The amendment set forth at item 4 above is effective November 1, 1999, and apply to all Participants and Beneficiaries including Participants who terminated employment before November 1, 1999 and Beneficiaries of Participants who died before November 1, 1999.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 19th day of November, 1999.

MERRILL CORPORATION
Attest:	/s/ STEVEN J. MACHOV Secretary	By	/s/ KATHLEEN LARKIN
		Title:	VP Human Resources

2

MERRILL CORPORATION
INCOME DEFERRAL PLAN

Second Declaration of Amendment

Pursuant to the retained power of amendment contained in Section 6.2 of the Merrill Corporation Income Deferral Plan, the undersigned hereby amends the Plan in the manner described below.

1.
Section 7.9 of the Plan is amended to read as follows:

(A)
A Change in Control occurred on November 23, 1999 at the end of the effective term of the merger of Viking Merger Sub, Inc. with and into Merrill Corporation. In conjunction with the Change in Control, each Participating Employer made a contribution to the Trust in accordance with Section 5.1(B). With respect to credits made pursuant to Section 3.2 after the Change in Control and related Earnings Credits pursuant to Section 3.3, Section 5.1(B) will not apply unless and until another Change in Control occurs.

(B)
After November 23, 1999 "Change in Control" means, a "DLJMB Liquidation Event" within the meaning of Merrill Corporation 1999 Stock Option Plan as amended from time to time.

2.
Section 7.12 of the Plan is amended to read as follows:

7.12
Company.    "Company" means Merrill Communications LLC.

The amendment set forth at item 1 above is effective November 23, 1999. The amendment set forth at item 2 is effective January 1, 2000.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 18th day of August, 2004.

MERRILL CORPORATION
Attest:	/s/ STEVEN J. MACHOV	By:	/s/ ROBERT H. NAZARIAN
	Secretary	Its:	Executive VP and CFO
Agreed and Consented to by
MERRILL COMMUNICATIONS LLC
Attest:	/s/ STEVEN J. MACHOV	By:	/s/ ROBERT H. NAZARIAN
	Secretary	Its:	Executive VP and CFO

MERRILL CORPORATION
INCOME DEFERRAL PLAN

Third Declaration of Amendment

Pursuant to the retained power of amendment contained in Section 6.2 of the Merrill Corporation Income Deferral Plan, the undersigned hereby amends the Plan by adding a new Section 4.1(D)(5) to read as follows, effective as of June 30, 2004:

  (5)
  One-Time Election to Receive Lump Sum Distribution.    Each Active Participant in the Plan may make a one-time irrevocable election during the period of July 9, 2004 through July 31, 2004, to receive a distribution of their Account subject to the provisions below:

  (a)
  The Participant must elect to receive the distribution either as a single lump sum payment or in two installment payments; provided that if two installment payments are selected the first payment will be equal to 50% of the Participant's Account and the second payment will be equal to the entire balance of the Participant's Account balance.

  (b)
  The distribution of the Participant's Account will occur as soon as administratively practicable on or after the date(s) as provided on the election form; provided that no distribution date can be before August 1, 2005 nor after January 31, 2006.

  (c)
  Any distribution required to be made to the Participant pursuant to Sections 4.1(A) and 4.1(B) which is scheduled to occur before the date of the distribution(s) described in paragraph (b) above, will continue to be made notwithstanding a Participant's election pursuant to this Section 4.1(D)(5); provided that any distributions made to the Participant will reduce the balance of the Participant's Account consistent with Section 4.1(E).

  (d)
  For purposes of paragraph (a), the balance of the Participant's Account will be determined as of the last day of the semi-monthly payroll period ending on or before the respective distribution date.

  (e)
  The special rules in Sections 4.1(D) will continue to apply to the Participant and the distribution(s) made pursuant to this Section 4.1(D)(5).

  (f)
  The Participant's election to receive a distribution pursuant to this Section 4.1(D)(5) must in a form acceptable to the Administrator, and each such election must be received by the Administrator no later than July 31, 2004 to be effective.

    (g)
    Notwithstanding the above, if a distribution of benefits pursuant to an election made pursuant to this Section 4.1(D)(5) would cause the interest of Participants in the Plan to be included in gross income for federal income tax purposes prior to the payment of benefits pursuant to the Plan, such election will be void, and no subsequent distributions pursuant to a voided election will be made.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 18th day of August, 2004.

MERRILL COMMUNICATIONS LLC
Attest:	/s/ STEVEN J. MACHOV Secretary	By:	/s/ ROBERT H. NAZARIAN
		Its:	Executive VP and CFO

QuickLinks

  Exhibit 10.13
MERRILL CORPORATION INCOME DEFERRAL PLAN
Table of Contents
ARTICLE 1 Description
ARTICLE 2 Participation
ARTICLE 3 Benefits
ARTICLE 4 Distribution
ARTICLE 5 Source of Payments; Nature of Interest
ARTICLE 6 Adoption, Amendment, Termination
ARTICLE 7 Definitions, Construction and Interpretation
ARTICLE 8 Administration
ARTICLE 9 Miscellaneous